                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549


                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT: January 21, 1998



                                 NCR CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



           MARYLAND                     001-00395                31-0387920
(STATE OR OTHER JURISDICTION OF       (COMMISSION             (I.R.S. EMPLOYER
        INCORPORATION)                FILE NUMBER)           IDENTIFICATION NO.)




                    1700 S. PATTERSON BLVD., DAYTON, OH 45479
                                 (937) 445-5000
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

Item 5.  Other Events

       The Registrant's news release dated January 21, 1998, with respect to its financial results for the quarter and year ended December 31, 1997, including condensed consolidated balance sheets as of December 31, 1997, and condensed consolidated statements of operations, consolidated revenue summary, and condensed consolidated statements of cash flows for the three months and twelve months ended December 31, 1997, is attached and incorporated herein by reference.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      NCR Corporation

Date:  January 28, 1998               By:      /s/ John L. Giering
                                               -------------------
                                               John L. Giering, Senior
                                               Vice President and Chief
                                               Financial Officer


NCR CORPORATION
INVESTOR RELATIONS DEPARTMENT
Tel:  937-445-5905
Fax: 937-445-5541

HTTP://WWW.NCR.COM

NEWS RELEASE

                         NCR POSTS FOURTH-QUARTER PROFIT
                         AND IMPROVED FULL-YEAR RESULTS


         DAYTON, OHIO -- NCR Corporation reported fourth-quarter net income of $36 million, or $.35 per share, compared to net income of $7 million, or $.07 per share, in the comparable period last year. Full-year earnings of $7 million or $0.07 per share, was the first reported net income since 1992 and compared to a net loss of $1.07 per share, a year ago.

         Revenue in the quarter was $1.992 billion, a decline of two percent from the $2.040 billion reported in the year-ago period. On a local currency basis, revenue increased three percent in the quarter.

         In the year-ago fourth quarter, NCR recorded a favorable impact of a $55 million pre-tax release of restructuring reserves and an adverse impact of an $82 million tax adjustment associated with restructuring. In order to facilitate both quarterly and yearly comparisons, the discussion below excludes these one-time impacts.

         Gross margins in the quarter declined to 27.4 percent from 29.6 percent in last year's fourth quarter.

         Total orders in the quarter declined from the year-ago level. On a local currency basis, orders posted a high-single digit decline.

         "Our results for the quarter show important progress and also where we must improve," said NCR Chairman & CEO Lars Nyberg. "Our financial and retail businesses are performing well, posting respectable revenue gains in the quarter and growing order backlogs for the year.

         "We have made significant changes for 1998 that make me confident we are well positioned to succeed," said Nyberg. "We have focused on 11 specific solution portfolios, aligned our sales and professional services people around these solutions in business units that now have full profit responsibility, and are improving our operating efficiency by moving from redundant local practices to global processes. And with our tightened focus on data warehousing, where we have a strong market position and technology leadership, we believe we have the right strategy for success."

                                     ORDERS

         Total NCR orders were down compared to last year's quarter. On a local currency basis, orders declined by a high-single digit percentage. On a product basis, orders for financial products registered the largest fourth quarter increase on record. Orders for retail systems, computers, and PCs and entry level servers declined compared to the year-ago period. Orders for professional services were flat in the quarter.

         On a geographic basis, orders in Europe/Middle East/Africa posted a high single digit gain over the year-ago period. Low-single digit order declines in Asia/Pacific and double-digit order declines in the Americas were recorded. On a local currency basis, orders grew in the teens in Europe/Middle East/Africa and in the high-single digits in the Asia/Pacific region.

                                     REVENUE

         Worldwide revenue increased three percent on a local currency basis but was down two percent on a reported dollar basis. Revenue gains of 14 percent for financial systems, 13 percent for PCs and entry level servers, nine percent for retail products, and five percent for professional services were reported on a dollar basis compared to the year-earlier period. However, these gains were offset by a 21 percent decline in computers, a one percent decline in Systemedia and a five percent decline in customer services revenues. Revenue increased three percent in Europe/Middle East/Africa but declined three percent in Asia/Pacific and nine percent in the Americas. On a local currency basis,

Europe/Middle East/Africa region reported a twelve percent gain and Asia/Pacific reported a ten percent gain.

                                  GROSS MARGINS

         Gross margins for NCR products and services declined 2.2 percentage points of revenue to 27.4 percent from 29.6 percent in last year's fourth quarter. Services gross margins declined by 5.3 percentage points due largely to lower reported revenues across an essentially fixed cost structure and higher costs than anticipated on certain major professional services projects. Gross margins for products and systems decreased 0.2 percentage points of revenue to
31.7 percent from 31.9 percent in the year-ago period.

                                    EXPENSES

         Total expenses were at $511 million compared to $531 million in the year-ago period. An increase in selling expenses for the quarter was offset by declines in general and administrative expenses and research and development expenses.

                                  INCOME TAXES

         Income taxes declined 73 percent from the year-ago period to $11 million from $41 million. The programs designed to lower high income tax rates resulting from worldwide operations are beginning to show favorable results.

                                FULL-YEAR RESULTS

         For the full-year, NCR reported net income of $7 million, or $.07 per share, compared to a reported loss of $109 million, or $1.07 per share in 1996. After excluding the effects of restructuring items discussed above, the 1996 net loss was $82 million, or $0.81 per share. Revenue for the year was $6.589 billion, a decline of five percent from the $6.963 billion reported in 1996, but down one percent in local currency. Orders for the year were below the prior year level, but flat in local currency. Declines in orders for computer products, PCs and entry level servers, and professional services offset gains in financial and retail systems orders.

         Gross margins declined to 27.3 percent from 28.1 percent in the prior year period, or a decline of 0.8 percentage points of revenue. Total expenses declined three percent for the year to $1.817 billion from $1.879 billion in 1996. Income taxes declined to $20 million for the year compared to $137 million in 1996.

         NCR ended the year with a strong financial position. At year-end, NCR recorded $1.129 billion in cash and short term investments, debt of $94 million and total shareholders' equity of $1.353 billion.

         As of December 31, 1997, NCR employed 38,300 people worldwide, including contractors.

         NCR Corporation (www.ncr.com) is a recognized world leader in data warehousing solutions; open high-availability transaction processing systems; automated teller machines; high performance retail scanners and point-of-sale terminals; services and customer support for transaction-based systems for the retail, financial, and communications industries and other select markets.

                              FINANCIAL INFORMATION

         Detailed financial information regarding NCR's fourth quarter and full-year results is available on the Internet: http://www.ncr.com. NCR's senior vice president and Chief Financial Officer, John Giering, will discuss the company's financial performance in a taped broadcast. Access is available beginning at 12:00 noon (EST) today and will run until 5:00 P.M. (EST) on January 23. The broadcast can be accessed by calling 402-220-5185.

NOTE TO INVESTORS:

         This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions, and future financial performance. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause NCR's actual results to differ materially.

         In addition to the factors discussed in this release, other risks and uncertainties include the timely development, production or acquisition, and market acceptance of new and existing products and services; shifts in market demands; continued competitive factors and pricing pressures; short product-cycles and rapidly changing technologies; turnover of sales force and the ability to attract and retain skilled employees; tax rates; ability to execute the company's business plan; general economic and business conditions; and other factors detailed from time to time in the company's Securities and Exchange Commission reports, including the Form 10 filed in November 1996, the Form 10-K for the year ended December 31, 1996, the Form 10-Qs for the quarters ended March 31, June 30, and September 30, 1997, and the company's annual report to stockholders for 1996.

         The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                       ###

                                 NCR CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                               Three Months Ended December 31                     Year Ended December 31
                                          ---------------------------------------        ----------------------------------------
                                            1997                   1996                    1997                    1996
                                          ---------      ------------------------        ---------        -----------------------

                                                            As              As                               As             As
                                                         Reported        Adjusted                         Reported       Adjusted
REVENUES
Sales                                     $ 1,188         $ 1,208         $ 1,208         $ 3,687         $ 3,946         $ 3,946
Services                                      804             832             832           2,902           3,017           3,017
                                          -------         -------         -------         -------         -------         -------

TOTAL REVENUES                              1,992           2,040           2,040           6,589           6,963           6,963
Cost of sales                                 811             835             823           2,555           2,751           2,739
Cost of services                              636             590             614           2,236           2,246           2,270
                                          -------         -------         -------         -------         -------         -------

GROSS MARGIN                                  545             615             603           1,798           1,966           1,954
                                          -------         -------         -------         -------         -------         -------
       % of Revenue                          27.4%           30.1%           29.6%           27.3%           28.2%           28.1%
Selling, general, and
   administrative expenses                    409             383             414           1,436           1,458           1,489
      % of Revenue                           20.5%           18.8%           20.3%           21.8%           20.9%           21.4%
Research and
   development expenses                       102             105             117             381             378             390
      % of Revenue                            5.1%            5.1%            5.7%            5.8%            5.4%            5.6%
                                          -------         -------         -------         -------         -------         -------

INCOME (LOSS) FROM OPERATIONS                  34             127              72             (19)            130              75
                                          -------         -------         -------         -------         -------         -------
      % of Revenue                            1.7%            6.2%            3.5%          -0.3%             1.9%            1.1%

Interest expense                                5              16              16              15              56              56
Other (income) expense, net                   (18)            (19)            (19)            (61)            (36)            (36)
                                          -------         -------         -------         -------         -------         -------

INCOME BEFORE INCOME TAXES                     47             130              75              27             110              55
                                          -------         -------         -------         -------         -------         -------
      % of Revenue                            2.4%            6.4%            3.7%            0.4%            1.6%            0.8%
Income tax expense                             11             123              41              20             219             137
                                          -------         -------         -------         -------         -------         -------
NET INCOME (LOSS)                         $    36         $     7         $    34         $     7         $  (109)        $   (82)
                                          =======         =======         =======         =======         =======         =======
     % of Revenue                             1.8%            0.3%            1.7%            0.1%          -1.6%           -1.2%

NET INCOME (LOSS) PER
   COMMON SHARE                           $  0.35         $  0.07         $  0.34         $  0.07         $ (1.07)        $ (0.81)
                                          =======         =======         =======         =======         =======         =======

WEIGHTED AVERAGE COMMON
   SHARES OUTSTANDING (IN MILLIONS)         103.0           101.4           101.4           102.0           101.4           101.4
                                          =======         =======         =======         =======         =======         =======

Note: The three months and year ended December 31, 1996 "As Adjusted" amounts exclude the effects of a $55 million pre-tax restructuring reserve release and a provision for income taxes of $82 million related to restructuring activities.

                                 NCR CORPORATION
                          CONSOLIDATED REVENUE SUMMARY
                              (DOLLARS IN MILLIONS)


                                            For the Periods Ended December 31
                                            ---------------------------------
                                          Three Months             Twelve Months
                                          ------------             -------------
                                       1997         1996         1997         1996
                                      ------       ------       ------       ------
Retail Products                       $  140       $  128       $  474       $  428
Financial Products                       390          341        1,069        1,007
Computer Products                        356          453        1,141        1,398
PCs/Entry Level Server Products          143          126          449          503
Systemedia Products                      144          146          511          551
Customer Support Services                564          593        2,112        2,238
Professional Services                    208          199          664          616
Data Services                             28           29          110          123
Other                                     19           25           59           99
                                      ------       ------       ------       ------
Total Revenues                        $1,992       $2,040       $6,589       $6,963
                                      ======       ======       ======       ======

                                 NCR CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                              (DOLLARS IN MILLIONS)


                                                December 31  December 31
                                                   1997         1996
                                                  ------       ------
ASSETS
Current assets
   Cash and short-term investments               $1,129       $1,203
   Accounts receivable, net                       1,471        1,457
   Inventories                                      489          439
   Other current assets                             182          219
                                                 ------       ------
TOTAL CURRENT ASSETS                              3,271        3,318
Property, plant, and equipment, net               1,106        1,207
Other assets                                        916          755
                                                 ------       ------
TOTAL ASSETS                                     $5,293       $5,280
                                                 ======       ======

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
   Short-term borrowings                         $   59       $   28
   Accounts payable                                 378          352
   Other current liabilities                      1,527        1,587
                                                 ------       ------
TOTAL CURRENT LIABILITIES                         1,964        1,967
Long-term debt                                       35           48
Other long-term liabilities                       1,941        1,869
                                                 ------       ------
TOTAL LIABILITIES                                 3,940        3,884
TOTAL SHAREHOLDERS' EQUITY                        1,353        1,396
                                                 ------       ------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY       $5,293       $5,280
                                                 ======       ======

                                 NCR CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (DOLLARS IN MILLIONS)

                                                                For the Periods Ended December 31
                                                                ---------------------------------
                                                              Three Months                 Twelve Months
                                                        ----------------------        ----------------------
                                                          1997          1996           1997           1996
                                                        -------        -------        -------        -------
OPERATING ACTIVITIES
Net Income (Loss)                                       $    36        $     7        $     7        $  (109)
Adjustments to reconcile net income (loss) to net
cash provided by (used in) operating activities:
   Depreciation and amortization                            105            110            383            385
Changes in operating assets and liabilities
   Receivables                                             (108)           (81)           (14)           451
   Inventories                                               51            120            (50)           182
   Other                                                    140            (92)           (78)          (541)
                                                        -------        -------        -------        -------
NET CASH PROVIDED BY OPERATING ACTIVITIES                   224             64            248            368

INVESTING ACTIVITIES
Short-term investments, net                                  11             33           (203)           (16)
Expenditures for service parts & property,
  plant, and equipment                                      (94)          (113)          (309)          (423)
Other investing activities                                  (21)             2            (12)            44
                                                        -------        -------        -------        -------
NET CASH USED IN INVESTING ACTIVITIES                      (104)           (78)          (524)          (395)

FINANCING ACTIVITIES
Short-term borrowings, net                                  (10)           (14)            31            (17)
Long-term debt, net                                          (1)           (42)           (13)          (282)
Transfers from AT&T, net                                     --            556             --          1,194
Other financing activities                                   15             --             44             --
                                                        -------        -------        -------        -------
NET CASH PROVIDED BY FINANCING ACTIVITIES                     4            500             62            895

Effect of exchange rate changes on cash
 and cash equivalents                                       (11)           (18)           (63)           (19)
                                                        -------        -------        -------        -------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS            113            468           (277)           849
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD            773            695          1,163            314
                                                        -------        -------        -------        -------

CASH AND CASH EQUIVALENTS AT END OF PERIOD              $   886        $ 1,163        $   886        $ 1,163
                                                        =======        =======        =======        =======